March 15, 2006


Securities and Exchange Commission
Mail Stop 11-3
100 F Street, NE
Washington, D.C. 20549









Dear Sirs/Madams:

We have read and agree with the statements in Item 4.01 of Form 8-K/A of Blue Wireless & Data, Inc. dated March 15, 2006.









Yours truly,





DAVIS, KINARD & CO., P.C.